EXHIBIT INDEX

(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(n)      Consent of Independent Auditors for Succession Select dated November
         23, 2004.

(r)(2) Power of Attorney to sign amendments to this Registration Statement dated July 7, 2004.